Exhibit 99.01

Press Release

Available for Immediate Publication: July 27, 2016

First National Bank of Northern California Reports Second Quarter 2016 Earnings of $0.52 Per Diluted Share

Source: FNB Bancorp (CA) (QTCQB:FNBG)

South San Francisco, California

Website: www.fnbnorcal.com

Contacts:

Tom McGraw, Chief Executive Officer (650) 875-4864

Dave Curtis, Chief Financial Officer (650) 875-4862

FNB Bancorp (QTCQB: FNBG), parent company of First National Bank of Northern California (the “Bank”), today announced net earnings available to common shareholders for the second quarter of 2016 of $2,448,000 or $0.52 per diluted share, compared to net earnings available to common shareholders of $2,071,000 or $0.45 per diluted share for the second quarter of 2015.

The second quarter of 2016 operating results, when compared to the same period a year ago, were positively affected by the completion of the America California Bank (“ACB”) acquisition that occurred in September 2015. The ACB acquisition provided an opportunity for the Company to increase our interest earning assets and interest bearing liabilities in a cost effective manner. During the second quarter of 2016, our net interest income was $10.5 million, a decrease of $180,000 from the first quarter of 2016. This decrease was caused by a decline in average earning assets outstanding of $6.7 million during the quarter, and a drop in yield of 18 basis points.

“During the second quarter of 2016, the Company was able to control operational expenses that helped to offset the negative affect of declines in total assets at June 30, 2016 as compared to March 31, 2016. The Company experienced declines in both our loan and deposit totals during the quarter, and these portfolio reductions serve as evidence of the difficulty of holding our relatively high net interest margin while at the same time striving to grow our balance sheet in a low interest rate environment. Net interest margins declined during the second quarter of 2016, due primarily to higher yielding loan payoffs that were partially reinvested into new loans at lower yields, lower yielding investment securities and partially used to maintain liquidity. During the second quarter of 2016, we were able to increase our noninterest bearing DDA deposit balances by $1.6 million. Management understands the values of our core deposit base and we make every effort to develop and grow our core deposit banking relationships,” stated CEO Tom McGraw.

“During the second quarter of 2016, our non-accrual loans increased above levels experienced at year-end. The increase in non-accrual loans was not related to any systemic problems identified within any segments or loan types within our loan portfolio but was isolated to a few individual customer relationships. The Bank has worked hard to adhere to prudent underwriting standards as we continue to search for quality deposit and loan relationships. The second quarter provision for loan losses was $75,000. Management believes the level of reserves are sufficient to absorb expected losses inherent in our loan portfolio at June 30, 2016,” continued Tom McGraw.

CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)
	(Unaudited) As of June 30,
	2016	2015
ASSETS
Cash and due from banks	$20,564	$91,662
Interest-bearing time deposits with financial institutions	205	2,138
Securities available for sale, at fair value	342,420	295,171
Other equity securities	7,206	6,069
Loans, net of deferred loan fees and allowance for loan losses	725,471	571,665
Bank premises, equipment and leasehold improvements, net	10,114	10,527
Bank owned life insurance	16,050	12,681
Accrued interest receivable	4,547	3,909
Other real estate owned	1,247	806
Goodwill	4,580	1,841
Prepaid expenses	783	922
Other assets	15,393	12,437
TOTAL ASSETS	$1,148,580	$1,009,828

LIABILITIES
Deposits:
Demand, noninterest bearing	$267,593	$249,420
Demand, interest bearing	112,591	101,693
Savings and money market	508,605	437,092
Time	118,700	104,935
Total Deposits	1,007,489	893,140
Federal Home Loan Bank advances	7,000	—
Note payable	4,650	5,250
Accrued expenses and other liabilities	17,026	11,001
Total Liabilities	1,036,165	909,391
STOCKHOLDERS’ EQUITY
Common stock, no par value:	75,944	67,597
Retained Earnings	31,424	31,452
Accumulated other comprehensive earnings, net of tax	5,047	1,388
Total Stockholders’ Equity	112,415	100,437
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,148,580	$1,009,828

CONSOLIDATED STATEMENTS OF EARNINGS	(Unaudited)		(Unaudited)
(Amounts in thousands, except per share amounts)	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
INTEREST INCOME
Interest and fees on loans	$9,563	$7,855	$19,434	$15,565
Interest on dividends and securities	1,731	1,432	3,416	2,776
Interest on deposits with other financial institutions	1	13	2	27
Total interest income	11,295	9,300	22,852	18,368

INTEREST EXPENSE
Deposits	709	538	1,492	992
Federal Home Loan Bank advances	1	—	9	1
Interest on note payable	56	57	113	116
Total interest expense	766	595	1,614	1,109
NET INTEREST INCOME	10,529	8,705	21,238	17,259
Provision for loan losses	75	75	150	150
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	10,454	8,630	21,088	17,109
NONINTEREST INCOME
Service charges	618	627	1,239	1,238
Net gain on sale of available-for-sale securities	57	152	241	221
Earnings on bank owned life insurance	105	87	205	171
Other income	277	401	514	715
Total Noninterest Income	1,057	1,267	2,199	2,345
NONINTEREST EXPENSES
Salaries and employee benefits	4,876	4,111	9,814	8,413
Occupancy expense	617	646	1,248	1,314
Equipment expense	438	410	872	815
Professional fees	294	354	681	741
FDIC assessment	150	150	300	300
Telephone, postage, supplies	306	256	601	545
Advertising expense	183	170	300	269
Data processing expense	140	147	332	281
Low income housing expense	71	71	142	142
Surety insurance	87	88	174	176
Director fees	72	72	144	144
Other real estate owned expense recovery, net	—	(6)	(10)	(6)
Other expenses	415	320	838	598
Total Noninterest Expense	7,649	6,789	15,436	13,732
EARNINGS BEFORE PROVISION FOR INCOME TAXES	3,862	3,108	7,851	5,722
Provision for income taxes	1,414	1,037	2,836	1,852
NET EARNINGS AVAILABLE TO COMMON STOCKHOLDERS	$2,448	$2,071	$5,015	$3,870

Per Share Data:
Basic earnings per share available to common stockholders	$0.53	$0.46	$1.10	$0.86
Diluted earnings per share available to common stockholders	$0.52	$0.45	$1.07	$0.84
Cash dividends declared	$686	$559	$1,369	$1,114
Average shares outstanding	4,582	4,511	4,568	4,499
Average diluted shares outstanding	4,695	4,636	4,693	4,629

FINANCIAL HIGHLIGHTS
(Dollars in thousands)
	(Unaudited)		(Unaudited)
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015

AVERAGE BALANCES:
Total Assets	$1,156,072	$953,193	$1,151,283	$936,347
Total Loans	740,097	590,872	741,689	589,396
Total Earning Assets	1,079,470	871,816	1,076,130	860,434
Total Deposits	1,024,736	836,610	1,018,502	819,260
Total Stockholder’s Equity	109,064	99,701	107,642	98,924

SELECTED PERFORMANCE DATA
Annualized return on average assets	0.85%	0.87%	0.87%	0.83%
Annualized return on average equity	8.98%	8.31%	9.32%	7.82%
Net interest margin (taxable equivalent)	3.96%	4.14%	4.05%	4.13%
Average loans as a percent of average deposits	72.22%	70.63%	72.82%	71.94%
Average total stockholders’ equity as a % of average total assets	9.43%	10.46%	9.35%	10.56%
Annualized common dividend payout ratio	28.02%	26.99%	27.30%	28.79%

NON-PERFORMING ASSETS			(Extracted from
(Dollars In Thousands)			audited annual
	(Unaudited)	(Unaudited)	financial statements)	(Unaudited)	(Unaudited)
				As of
	June 30,	March 31,	December 31,	September 30,	June 30,
	2016	2016	2015	2015	2015
Non-accrual loans	$8,182	$6,882	$7,915	$5,192	$6,020
Other real estate owned	1,247	1,055	1,026	838	806
Total non-performing assets	9,429	7,937	8,941	6,030	6,826

Loan loss reserve	$10,038	$9,943	$9,970	$9,940	$9,836
Non-accrual loans/Gross loans	1.11%	0.92%	1.08%	0.73%	1.03%
Loan loss reserves/Gross loans	1.36%	1.33%	1.36%	1.40%	1.69%

CONSOLIDATED BALANCE SHEETS			(Extracted from
(Dollars in thousands)			audited annual
	(Unaudited)	(Unaudited)	financial statements)	(Unaudited)	(Unaudited)
				As of
	June 30,	March 31,	December 31,	September 30,	June 30,
	2016	2016	2015	2015	2015
ASSETS
Cash and due from banks	$20,564	$37,737	$12,314	$40,282	$91,662
Interest-bearing time deposits with financial institutions	205	205	205	1,246	2,138
Securities available for sale, at fair value	342,420	329,396	329,207	315,560	295,171
Other equity securities	7,206	6,756	6,748	6,748	6,069
Loans, net of deferred loan fees and allowance for loan losses	725,471	733,991	722,747	696,888	571,665
Bank premises, equipment and leasehold improvements, net	10,114	10,320	10,202	10,326	10,527
Bank owned life insurance	16,050	15,946	15,845	15,742	12,681
Accrued interest receivable	4,547	4,603	4,511	4,326	3,909
Other real estate owned	1,247	1,055	1,026	838	806
Goodwill	4,580	4,580	4,580	4,580	1,841
Prepaid expenses	783	945	997	877	922
Other assets	15,393	15,444	15,967	14,044	12,437
TOTAL ASSETS	$1,148,580	$1,160,978	$1,124,349	$1,111,457	$1,009,828

LIABILITIES
Deposits:
Demand, noninterest bearing	$267,593	$265,947	$263,822	$262,206	$249,420
Demand, interest bearing	112,591	113,337	102,304	84,682	101,693
Savings and money market	508,605	526,557	491,633	512,534	437,092
Time	118,700	124,410	125,430	129,943	104,935
Total Deposits	1,007,489	1,030,251	983,189	989,365	893,140
Federal Home Loan Bank advances	7,000	—	17,000	—	—
Note payable	4,650	4,800	4,950	5,100	5,250
Accrued expenses and other liabilities	17,026	17,230	15,048	13,302	11,001
Total Liabilities	1,036,165	1,052,281	1,020,187	1,007,767	909,391
STOCKHOLDERS’ EQUITY
Common stock, no par value:	75,944	75,240	74,805	67,852	67,597
Retained Earnings	31,424	29,666	27,816	33,046	31,452
Accumulated other comprehensive earnings, net of tax	5,047	3,791	1,541	2,792	1,388
Total Stockholders’ Equity	112,415	108,697	104,162	103,690	100,437
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,148,580	$1,160,978	$1,124,349	$1,111,457	$1,009,828

CONSOLIDATED STATEMENTS OF INCOME			(Unaudited)
(Amounts in thousands, except per share amounts)			Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2016	2016	2015	2015	2015
INTEREST INCOME
Interest and fees on loans	$9,563	$9,871	$9,361	$8,309	$7,855
Interest on dividends and securities	1,731	1,685	1,657	1,575	1,432
Interest on deposits with other financial institutions	1	1	3	9	13
Total interest income	11,295	11,557	11,021	9,893	9,300

INTEREST EXPENSE
Deposits	709	783	734	635	538
Federal Home Loan Bank advances	1	8	7	1	—
Interest on note payable	56	57	56	57	57
Total interest expense	766	848	797	693	595
NET INTEREST INCOME	10,529	10,709	10,224	9,200	8,705
Provision for loan losses	75	75	(530)	75	75
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	10,454	10,634	10,754	9,125	8,630
NONINTEREST INCOME
Service charges	618	621	647	618	627
Net gain on sale of available-for-sale securities	57	184	89	29	152
Earnings on bank owned life insurance	105	100	103	90	87
Other income	277	237	290	287	401
Total Noninterest Income	1,057	1,142	1,129	1,024	1,267
NONINTEREST EXPENSES
Salaries and employee benefits	4,876	4,938	6,010	4,100	4,111
Occupancy expense	617	631	611	592	646
Equipment expense	438	434	393	718	410
Professional fees	294	387	396	334	354
FDIC assessment	150	150	150	150	150
Telephone, postage, supplies	306	295	292	237	256
Advertising expense	183	117	119	112	170
Data processing expense	140	192	136	659	147
Low income housing expense	71	71	71	70	71
Surety insurance	87	87	83	122	88
Director fees	72	72	72	72	72
Other real estate owned expense recovery, net	—	(10)	10	—	(6)
Other expenses	415	423	371	313	320
Total Noninterest Expense	7,649	7,787	8,714	7,479	6,789
EARNINGS BEFORE PROVISION FOR INCOME TAXES	3,862	3,989	3,169	2,670	3,108
Provision for income taxes	1,414	1,422	1,081	431	1,037
NET EARNINGS AVAILABLE TO COMMON STOCKHOLDERS	$2,448	$2,567	$2,088	$2,239	$2,071

			(Unaudited)
			Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2016	2016	2015	2015	2015
Per Share Data:
Basic earnings per share available to common stockholders	$0.53	$0.56	$0.47	$0.49	$0.46
Diluted earnings per share available to common stockholders	$0.52	$0.55	$0.45	$0.48	$0.45
Cash dividends declared	$686	$683	$680	$646	$559
Average shares outstanding	4,582	4,550	4,487	4,524	4,511
Average diluted shares outstanding	4,695	4,687	4,623	4,643	4,636

SELECTED PERFORMANCE DATA
Annualized return on average assets	0.85%	0.90%	0.91%	0.86%	0.87%
Annualized return on average equity	8.98%	9.67%	8.51%	8.88%	8.31%
Net interest margin (taxable equivalent)	3.96%	4.14%	4.17%	4.00%	4.14%
Average loans as a percent of average deposits	72.22%	73.43%	71.11%	67.72%	70.63%
Average total stockholders’ equity as a % of average total assets	9.43%	9.26%	10.68%	9.69%	10.46%
Annualized common dividend payout ratio	28.02%	26.61%	32.57%	28.85%	26.99%

LOANS			(Extracted from
(Dollars in thousands)			audited annual
	(Unaudited)	(Unaudited)	financial statements)	(Unaudited)	(Unaudited)
				As of
	June 30,	March 31,	December 31,	September 30,	June 30,
	2016	2016	2015	2015	2015
Real Estate Loans:
Construction	$29,251	$42,465	$44,816	$35,868	$32,648
Commercial	398,290	411,999	399,993	394,090	330,303
Multi family	82,637	59,993	63,597	63,928	51,613
Residential	174,084	173,437	171,964	172,280	127,900
Commercial & industrial loans	51,366	55,694	52,033	39,843	37,745
Consumer loans	1,311	1,675	1,574	1,497	1,696
Gross Loans	736,939	745,263	733,977	707,506	581,905
Net deferred loan fees	(1,430)	(1,329)	(1,260)	(678)	(404)
Allowance for loan losses	(10,038)	(9,943)	(9,970)	(9,940)	(9,836)
NET LOANS	$725,471	$733,991	$722,747	$696,888	$571,665

Cautionary Statement: This release contains certain forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those stated herein. Management’s assumptions and projections are based on their anticipation of future events and actual performance may differ materially from those projected. Risks and uncertainties which could impact future financial performance include, among others, (a) competitive pressures in the banking industry; (b) changes in the interest rate environment; (c) general economic conditions, either nationally or regionally or locally, including fluctuations in real estate values; (d) changes in the regulatory environment; (e) changes in business conditions or the securities markets and inflation; (f) possible shortages of gas and electricity at utility companies operating in the State of California, and (g) the effects of terrorism, including the events of September 11, 2001, and thereafter, and the conduct of war on terrorism by the United States and its allies. Therefore, the information set forth herein, together with other information contained in the periodic reports filed by FNB Bancorp with the Securities and Exchange Commission, should be carefully considered when evaluating its business prospects. FNB Bancorp undertakes no obligation to update any forward-looking statements contained in this release.